MERIT SECURITIES CORPORATION,
                                   as Issuer,


                                       AND


                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   as Trustee



                                  -------------



                              SERIES 11 SUPPLEMENT

                            Dated as of May 1, 1998,

                                       TO

                                    INDENTURE

                          Dated as of November 1, 1994,
                                   as amended,


                                  -------------



                              COLLATERALIZED BONDS

                                    Series 11


                                                         TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SERIES 11 SUPPLEMENT..............................................................................................3
PRELIMINARY STATEMENT.............................................................................................3
GRANTING CLAUSES..................................................................................................3
   Section 1.  Certain Defined Terms..............................................................................4
   Section 2.  Designation; Principal Amount; Maturity...........................................................11
   Section 3.  Date of the Bonds.................................................................................11
   Section 4.  Book-Entry and Certificated Bonds.................................................................12
   Section 5.  Denominations.....................................................................................13
   Section 6.  Determination of Interest Payments................................................................13
   Section 7.  Application of Funds..............................................................................14
   Section 8.  Places for Payment................................................................................17
   Section 9.  Redemption........................................................................................17
   Section 10. Modification of Mortgage Certificates.............................................................17
   Section 11. Subordinated Bonds................................................................................18
   Section 12. Default...........................................................................................18
   Section 13. Repurchase of Trust Certificate or Mortgage Certificate...........................................20
   Section 14. Additional Obligations and Covenants of and Protection for the Trustee............................20
   Section 15. Notice to the Rating Agencies.....................................................................20
   Section 16. Monthly Remittance Report.........................................................................21
   Section 17. Amendments to Indenture...........................................................................21
   Section 18. Additional Covenants of the Issuer................................................................22
   Section 19. Ratification of Indenture.........................................................................22
   Section 20. Form of Bonds.....................................................................................22
   Section 21. Schedules.........................................................................................22
   Section 22. Counterparts......................................................................................22
   Section 23. Governing Law.....................................................................................23

SCHEDULE I    A.       TRUST CERTIFICATES
              B.       MORTGAGE CERTIFICATES
ANNEX A       FORM OF INSTITUTIONAL ACCREDITED INVESTORS REPRESENTATION LETTER
ANNEX B       FORM OF QUALIFIED INSTITUTIONAL BUYER REPRESENTATION LETTER
ANNEX C       QIB REPRESENTATIONS
EXHIBIT 1     FORM OF Class 1-A1 BONDS
EXHIBIT 2     FORM OF Class 1-A2 BONDS
EXHIBIT 3     FORM OF Class 2-A1 BONDS
EXHIBIT 4     FORM OF Class 2-A2 BONDS
EXHIBIT 5     FORM OF Class 2-A3 BONDS
EXHIBIT 6     FORM OF Class 3-A1 BONDS
EXHIBIT 7     FORM OF Class B-1 BONDS
EXHIBIT 8     FORM OF Class B-2 BONDS
EXHIBIT 9     FORM OF Class B-3 BONDS
EXHIBIT 10    FORM OF Class B-A-1 BONDS
EXHIBIT 11    FORM OF Class B-A-2 BONDS
EXHIBIT 12    FORM OF Class B-B BONDS
EXHIBIT 13    FORM OF Class B-C BONDS
EXHIBIT 14    FORM OF Class B-D BONDS

                              SERIES 11 SUPPLEMENT



         THIS SERIES 11 SUPPLEMENT (this "Series Supplement"), dated as of May 1, 1998, by and between MERIT SECURITIES CORPORATION, a Virginia corporation (the "Issuer"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under an Indenture dated as of November 1, 1994, as amended by a First Supplemental Indenture dated as of December 1, 1997 (the "Original Indenture" and, as supplemented by this Series Supplement, the "Indenture"), recites and provides as follows:

                              PRELIMINARY STATEMENT

         Sections 4.01, 4.02 and 10.01 of the Original Indenture provide, among other things, that the Issuer, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Original Indenture for the purpose of authorizing a Series of Bonds and to specify certain terms of each Series of Bonds. The Board of Directors of the Issuer has duly authorized the creation of Series of Bonds to be known as the Collateralized Bonds, Series 11 (the "Bonds"). Nine Classes of Bonds designated as provided herein with an aggregate principal balance of $1,538,833,000 will constitute a Series known as the Public Bonds to be secured by Trust Certificates and Mortgage Certificates representing Assets with an Aggregate Collateral Value of $1,591,150,814.62 (including the Class F Certificate to be deposited in the Collateralization Fund). Five Classes of Bonds designated as provided herein with an aggregate principal balance of $102,392,000 will constitute a Series known as the Private Bonds to be secured by Trust Certificates representing Assets with an Aggregate Collateral Value of $119,063,257.71.

                                GRANTING CLAUSES

         (a) To secure the payment of the principal of and interest on the Bonds in accordance with their terms, all the sums payable under the Original Indenture and this Series Supplement with respect to the Bonds and the performance of the covenants with respect to the Bonds contained in the Original Indenture and this Series Supplement, the Issuer hereby Grants to the Trustee, in trust and as collateral security as provided in the Original Indenture and this Series Supplement, for the benefit of:

                  (i) the Holders of the Public Bonds, all the Issuer's right, title and interest in and to any and all benefits accruing to the Issuer from the Class A Certificate, the Mortgage Certificates, the Class B Certificate and the Class F Certificate and all payments and distributions with respect thereto for which the record date therefor is after the Delivery Date, the Public Bonds Collateral Proceeds Account (with respect to proceeds of the Class A Certificate, the Mortgage Certificates and the Class B Certificate) and the Collateralization Fund;

                  (ii) the Holders of the Private Bonds, all the Issuer's right, title and interest in and to any and all benefits accruing to the Issuer from the Class C Certificate, Class D Certificate and Class E Certificate and all payments and distributions with respect thereto for which the record date therefor is after the Delivery Date, the Private Bonds Collateral Proceeds Account (with respect to proceeds of the Class C Certificate, Class D Certificate and Class E Certificate) and the Surplus Account; and

                  (iii) the Holders of the Bonds, as their interests may appear as set forth in clauses (i) and (ii) above, (a) the Sales Agreement, except that the Issuer shall retain its right to fees under Section 9 thereof and shall retain and not assign its right to indemnification under Section 13 thereof, respectively, (b) the Master Servicing Agreement and (c) the proceeds of all the foregoing (including, but not by way of limitation, all cash, proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables that at any time constitute all, or part of, or are included in the proceeds of, any of the foregoing) (item (i) and the related part of item (iii) collectively, the "Public Bonds Trust Estate" and item (i) and the related part of item (iii) the "Private Bonds Trust Estate" and, collectively, the "Trust Estates").

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and of the Original Indenture and agrees to perform the duties herein or therein required in accordance with Article Seven of the Original Indenture to the end that the interests of the Holders of the Public Bonds and the Holders of the Private Bonds (treating the Public Bonds and the Private Bonds as two separate Series of Bonds for all purposes of the Indenture) may be adequately and effectively protected.

Section 1  Certain Defined Terms

         With respect to the Bonds and in addition to the definitions set forth in Section 1.01 of the Original Indenture, the following provisions shall govern the defined terms set forth below. Capitalized words and phrases used herein but not defined herein or in the Original Indenture shall have the meanings set forth in the Standard Provisions.

         "Accrual Period": With respect to the Class 1-A1 Bonds and the Private Bonds and each Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date is deemed to occur. With respect to all other Classes of Bonds and each Payment Date, the period commencing on the 28th day of the preceding month through the 27th day of the month in which such Payment Date is deemed to occur (except that the first Accrual Period will be the period from the Delivery Date through June 27, 1998).

         "Administrative Cost Rate": For each Loan, the sum of (i) the related Servicing Fee Rate (except with respect to the Loans evidenced by the Class B Certificate), (ii) the related Master Servicing Fee Rate, (iii) the rate used to calculate premiums, if any, on mortgage pool and other insurance policies and certain other administrative expenses, if any, applicable to such Asset, (iv) the Bond Administration Fee Rate and (v) the fees of any Special Servicer, in each case attributable to that Asset.

         "Advance": As to any Asset, any advance of principal, interest, taxes, insurance or expenses made by a Servicer, a Master Servicer, the Bond Administrator or the Trustee.

         "Aggregate Principal Balance of the Public Bonds Collateral": On any Payment Date, the sum of the Scheduled Principal Balance of each Loan (aggregate Unpaid Principal Balance of each Loan that is a Manufactured Home Loan (as defined in the Trust Agreement)) underlying the Class A Certificate, the Mortgage Certificates and the Class B Certificate.

         "Asset": Any Asset evidenced by the Trust Certificates or the Mortgage Certificates.

         "Available Funds": On each Payment Date: (i) with respect to Public Bonds, the sum of all payments or distributions received in respect of the Class A Certificate, the Mortgage Certificates and Class B Certificate and deposited in the Public Bonds Collateral Proceeds Account less the Bond Administration Fee and any Advances by the Bond Administrator or the Trustee with respect thereto (the "Public Bonds Available Funds"); and (ii) with respect to the Private Bonds, the sum of all payments or distributions received in respect of the Class C, Class D and Class E Certificates and deposited in the Private Bonds Collateral Proceeds Account less the Bond Administration Fee and any reimbursement for Advances by the Bond Administrator or the Trustee with respect thereto (the "Private Bonds Available Funds").

         "Bond Administrator": Dynex which is, for purposes of the Original Indenture, the "Master Servicer".

         "Bond Administration Fee Rate": 0.02% per annum, which shall include the Trustee Fee Rate, of the aggregate principal balance of the Class A Certificate, the Mortgage Certificates, the Class B Certificate, the Class C Certificate, the Class D Certificate and the Class E Certificate.

         "Bond Payment Percentage": On each Payment Date, 100%; except that, upon the approval of the Issuer, if on any Payment Date (a) the Overcollateralization Amount for Public Bonds is greater than or equal to the Target Public Overcollateralization Amount but only to the extent that the Overcollateralization Amount for Public Bonds continues to equal or exceed the Target Public Overcollateralization Amount and (b) over the prior six months, the average Unpaid Principal Balance of the Loans evidenced by the Class A Certificate and the Loans evidenced by the Class B Certificate delinquent 60 days or more (including for this purpose any such Loans in foreclosure and REO) has not exceeded 6% and 8%, respectively, of the average aggregate Unpaid Principal Balance of all the Loans evidenced by the Class A Certificate and all the Loans evidenced by the Class B Certificate, respectively, then the Bond Payment Percentage for such Payment Date will be the Bond Percentage for such Payment Date.

         "Bond Percentage": On each Payment Date, the aggregate principal balance of the Public Bonds divided by the then Aggregate Principal Balance of the Public Bonds Collateral, in each case as of such Payment Date (but not more than 100%).

         "Bonds": The MERIT Securities Corporation, Series 11, Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class B-1, Class B-2, Class B-3, Class B-A-1, Class B-A-2, Class B-B, Class B-C and Class B-D Bonds.

         "Class A Certificate": The Trust Certificate identified as the Class A Certificate in the Trust Agreement representing the entire ownership interest in single family loans and manufactured home loans identified on Exhibit A to the Trust Agreement.

         "Class B Certificate": The Trust Certificate identified as the Class B Certificate in the Trust Agreement representing the entire ownership interest in manufactured home loans identified on Exhibit B to the Trust Agreement and a Group B Pre-Funding Account established under the Trust Agreement for the purchase of additional manufactured home loans provided for in the Trust Agreement.

         "Class C Certificate": The Trust Certificate identified as the Class C Certificate in the Trust Agreement representing the entire ownership interest in consumer finance loans identified on Exhibit C to the Trust Agreement.

         "Class D Certificate": The Trust Certificate identified as the Class D Certificate in the Trust Agreement representing the entire ownership interest in a Group D Pre-Funding Account established under the Trust Agreement for the purchase of tax lien secured notes provided for in the Trust Agreement.

         "Class E Certificate": The Trust Certificate identified as the Class E Certificate in the Trust Agreement representing the entire ownership interest in Residential Assets identified on Exhibit E to the Trust Agreement.

         "Class F Certificate": The Trust Certificate identified as the Class F Certificate in the Trust Agreement representing the entire ownership interest in manufactured home loans (Belgravia) identified on Exhibit F to the Trust Agreement.

         "Class 1-A1 Interest Rate": With respect to each Payment Date, the Class 1-A1 Interest Rate per annum is 6.58%.

         "Class 1-A2 Interest Rate": With respect to each Payment Date, the Class 1-A2 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.40%, subject to a cap of 9.50%, except that (i) for the initial Payment Date, the Class 1-A2 Interest Rate is 6.05% per annum; and (ii) the Class 1-A2 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class 1-A2 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.80%, subject to a cap of 9.90%; provided that, if the Issuer redeems the Class 1-A2 Bonds through an Affiliate and the Class 1-A2 Bonds remain Outstanding following such purchase, the Class 1-A2 Interest Rate shall not be increased as provided in this clause
(ii).

         "Class 2-A1 Interest Rate": With respect to each Payment Date, the Class 2-A1 Interest Rate per annum is the Fed Funds Average Rate for the applicable Fed Funds Calculation Period, plus 0.33%, subject to a cap of 9.50%, except that (i) for the initial Payment Date, the Class 2-A1 Interest Rate is 5.83% per annum; and (ii) the Class 2-A1 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class 2-A1 Bonds is the Fed Funds Average Rate for the applicable Fed Funds Calculation Period, plus 0.66%, subject to a cap of 9.83%; provided that, if the Issuer redeems the Class 2-A1 Bonds through an Affiliate and the Class 2-A1 Bonds remain Outstanding following such purchase, the Class 2-A1 Interest Rate shall not be increased as provided in this clause (ii).

         "Class 2-A2 Interest Rate": With respect to each Payment Date, the Class 2-A2 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.30%, subject to a cap of 9.50%, except that (i) for the initial Payment Date, the Class 2-A2 Interest Rate is 5.95% per annum; and (ii) the Class 2-A2 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class 2-A2 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.60%, subject to a cap of 9.80%; provided that, if the Issuer redeems the Class 2-A2 Bonds through an Affiliate and the Class 2-A2 Bonds remain Outstanding following such purchase, the Class 2-A2 Interest Rate shall not be increased as provided in this clause
(ii).

         "Class 2-A3 Interest Rate": With respect to each Payment Date, the Class 2-A3 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.45%, subject to a cap of 9.50%, except that (i) for the initial Payment Date, the Class 2-A3 Interest Rate is 6.10% per annum; and (ii) the Class 2-A3 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class 2-A3 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.90%, subject to a cap of 9.95%; provided that, if the Issuer redeems the Class 2-A3 Bonds through an Affiliate and the Class 2-A3 Bonds remain Outstanding following such purchase, the Class 2-A3 Interest Rate shall not be increased as provided in this clause
(ii).

         "Class 3-A1 Interest Rate": With respect to each Payment Date, the Class 3-A1 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.31%, subject to a cap of 11.00%, except that (i) for the initial Payment Date, the Class 3-A1 Interest Rate is 5.96% per annum; and (ii) the Class 3-A1 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class 3-A1 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.62%, subject to a cap of 11.31%; provided that, if the Issuer redeems the Class 3-A1 Bonds through an Affiliate and the Class 3-A1 Bonds remain Outstanding following such purchase, the Class 3-A1 Interest Rate shall not be increased as provided in this clause
(ii).

         "Class B-1 Interest Rate": With respect to each Payment Date, the Class B-1 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.70%, subject to a cap of 10.20%, except that (i) for the initial Payment Date, the Class B-1 Interest Rate is 6.35% per annum; and (ii) the Class B-1 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class B-1 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.20%, subject to a cap of 10.70%; provided that, if the Issuer redeems the Class B-1 Bonds through an Affiliate and the Class B-1 Bonds remain Outstanding following such purchase, the Class B-1 Interest Rate shall not be increased as provided in this clause (ii).

         "Class B-2 Interest Rate": With respect to each Payment Date, the Class B-2 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.00%, subject to a cap of 10.50%, except that (i) for the initial Payment Date, the Class B-2 Interest Rate is 6.65% per annum; and (ii) the Class B-2 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class B-2 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.50%, subject to a cap of 11.00%; provided that, if the Issuer redeems the Class B-2 Bonds through an Affiliate and the Class B-2 Bonds remain Outstanding following such purchase, the Class B-2 Interest Rate shall not be increased as provided in this clause (ii).

         "Class B-3 Interest Rate": With respect to each Payment Date, the Class B-3 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.75%, subject to a cap of 11.00%, except that (i) for the initial Payment Date, the Class B-3 Interest Rate is 7.40% per annum; and (ii) the Class B-3 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Class B-3 Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 2.25%, subject to a cap of 11.50%; provided that, if the Issuer redeems the Class B-3 Bonds through an Affiliate and the Class B-3 Bonds remain Outstanding following such purchase, such Class B-3 Interest Rate shall not be increased as provided in this clause (ii).

         "Class B-A-1 Interest Rate": With respect to each Payment Date, the Class B-A-1 Interest Rate is 6.50% per annum.

         "Class B-A-2 Interest Rate": With respect to each Payment Date, the Class B-A-2 Interest Rate is 6.50% per annum.

         "Class B-B Interest Rate": With respect to each Payment Date, the Class B-B Interest Rate is 6.70% per annum.

         "Class B-C Interest Rate": With respect to each Payment Date, the Class B-C Interest Rate is 7.00% per annum.

         "Class B-D Interest Rate": With respect to each Payment Date, the Class B-D Interest Rate is 8.00% per annum.

         "Class Interest Rate": With respect to a Payment Date, the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class B-1, Class B-2, Class B-3, Class B-A-1, Class B-A-2, Class B-B, Class B-C and Class B-D Interest Rate, as applicable.

         "Clearing Agency": The Depository Trust Company or any successor depository selected by the Issuer.

         "Collateral": The Trust Certificates and the Mortgage Certificates.

         "Collateralization Fund": The account established pursuant to Section 7(h) hereof.

         "Current Interest": With respect to each Class of Bonds and each Payment Date, the interest accrued at the applicable Class Interest Rate for the applicable Accrual Period on the principal balance of such Class and, in the case of each Class of Public Bonds only, plus (i) the excess of (A) interest accrued at the applicable Class Interest Rate with respect to prior Payment Dates over (B) the amount actually paid to such Class with respect to interest on such prior Payment Dates plus (ii) interest on such excess at the applicable Class Interest Rate for such Accrual Period less (iii) any Interest Carryover Amount for such Class.

         "Delivery Date":  May 28, 1998.

         "Dynex":  Dynex Capital, Inc., a Virginia corporation.

         "Dynex Master Servicing Agreement": The master servicing agreement dated as of May 1, 1998, by and between the Issuer and Dynex, which incorporates therein the Standard Terms to the Master Servicing Agreement, June 1995 Edition.

         "Dynex Services": Dynex Financial, Inc., a Virginia corporation, doing business as Dynex Services.

         "Eligible Investments": For purposes of the definition of Eligible Investments in the Indenture, references to long-term debt ratings in one of the two highest applicable categories from each Rating Agency shall be deemed to be ratings of "Aaa" or higher by Moody's Investors Service, Inc., and "AAA" or higher by Fitch IBCA, Inc. and references to commercial paper or short-term debt ratings in the highest applicable category from each Rating Agency shall be deemed to be "P-1" by Moody's Investors Service, Inc. and "F-1" by Fitch IBCA, Inc.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Fed Funds Average Rate": With respect to each Accrual Period other than the initial Accrual Period, the fraction, expressed as a percentage (rounded to five decimal places), the numerator of which is equal to the sum of Fed Funds Rate for each day during the applicable Fed Funds Calculation Period and the denominator of which is equal to the number of days in such Fed Funds Calculation Period.

         "Fed Funds Calculation Period"" With respect to each Accrual Period, the period commencing on the 19th day of the calendar month immediately preceding the month in which the related Payment Date is deemed to occur and ending on the 18th day of the month in which the related Payment Date is deemed to occur. The Fed Funds Rate will reset on each Fed Funds Business Day. The Fed Funds Rate in effect on each day of each Fed Funds Calculation Period is: (a) if such day is a Fed Funds Business Day, the Fed Funds Rate determined as of such Fed Funds Business Day or (b) if such day is not a Fed Funds Business Day, the Fed Funds Rate in effect on the immediately preceding Fed Funds Business Day.

         "Fed Funds Business Day": Any day other than a Saturday or Sunday or a day on which banking institutions in New York City are closed.

         "Fed Funds Rate": For each Fed Funds Business Day, the per annum rate established in accordance with the provisions of Section 6(c) hereof.

         "Floating Rate Determination Date": For each Accrual Period, the second London Banking Day prior to the commencement of such Accrual Period.

         "Group I Principal Payment Amount": On each Payment Date, the sum of
(i) the product of the Bond Payment Percentage and the portion of the Public Bonds Available Funds attributable to principal received with respect to the Class A Certificates and (ii) if required to be used to pay principal of the Public Bonds (a) the Interest Payment Amount for the Public Bonds to the extent provided in clause Sixth of Section 7(a) hereof and (b) any amount in the Collateralization Fund to the extent of Realized Losses with respect to the Class A Certificate.

         "Group II Principal Payment Amount": On each Payment Date, the sum of
(i) the product of the Bond Payment Percentage and the portion of the Public Bonds Available Funds attributable to principal received with respect to the Mortgage Certificates and (ii) if required to be used to pay principal of the Public Bonds, (a) the Interest Payment Amount for the Public Bonds to the extent provided in clause Sixth of Section 7(a) hereof and (b) any amount in the Collateralization Fund to the extent of Realized Losses with respect to the Mortgage Certificates.

         "Group III Principal Payment Amount": On each Payment Date, the sum of
(i) the product of the Bond Payment Percentage and the portion of the Public Bonds Available Funds attributable to principal received with respect to the Class B Certificates and (ii) if required to be used to pay principal of the Public Bonds (a) the Interest Payment Amount for the Public Bonds to the extent provided in clause Sixth of Section 7(a) hereof and (b) any amount in the Collateralization Fund to the extent of Realized Losses with respect to the Class B Certificates.

         "IHC":  Issuer Holding Corp., a Virginia corporation.

         "Initial Purchaser": MSC I, L.P., a Virginia limited partnership, as initial purchaser of the Class B-3 Bonds and the Private Bonds.

         "Institutional Accredited Investor": An institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB.

         "Interest Carryover Amount": With respect to each Class of Public Bonds and each Payment Date, the sum of (i) the product of (x) the principal balance of such Class and (y) one twelfth of the excess of (A) the Class Interest Rate for such Class over (B) the Net Rate on the Loans, in each case with respect to such Payment Date, and (ii) any such product remaining outstanding with respect to prior Payment Dates, together with interest thereon at the applicable Class Interest Rate.

         "Interest Payment Amount for the Private Bonds": On each Payment Date, the sum of (a) the Private Bonds Available Funds and (b) the amount in the Surplus Account immediately prior to making all payments then required to be made on the Private Bonds.

         "Interest Payment Amount for the Public Bonds": On each Payment Date, the sum of (i) the portion of the Public Bonds Available Funds attributable to interest and (ii) any interest earnings on the Collateralization Fund to the extent required to be used to pay Current Interest and any Interest Carryover Amount on the Public Bonds.

         "Loans": The Loans underlying the Class A Certificate, the Mortgage Certificates, the Class B Certificate and the Class F Certificate.

         "London Banking Day": Any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

         "Mortgage Certificates": The mortgage certificates listed in Schedule IB to this Series Supplement.

         "Net Rate on the Loans": The weighted average (by principal balance) of the interest rate with respect to each Loan less the Administrative Cost Rate for such Loan.

         "One-Month LIBOR": For each applicable Accrual Period, the per annum rate established in accordance with the provisions of Section 6(b) hereof.

         "Overcollateralization Amount for Public Bonds": On each Payment Date, before giving effect to any payments to be made on such Payment Date, the excess, if any, of (i) the sum of (a) the Aggregate Principal Balance of the Public Bonds Collateral and (b) the balance in the Collateralization Fund over
(ii) the aggregate principal balance of the Public Bonds.

         "Private Bonds": The Class B-A-1, Class B-A-2, Class B-B, Class B-C and Class B-D Bonds.

         "Principal Payment Amount for Private Bonds": On each Payment Date, the greater of:

         (i) the excess of:

                      (a) the Private Bonds Available Funds over

                      (b) the amount applied to pay interest on the Private
                          Bonds pursuant to Section 7(b) hereof; and

         (ii) the lesser of

                      (a) the excess of

                          (I) the sum of:

                                 (A) the Private Bonds Available Funds and

                                 (B) the amount in the Surplus Account
                                     immediately after paying interest on the Private Bonds over

                          (II) the amount  applied to pay interest on the
                               Private  Bonds  pursuant to Section 7(b) hereof;
                               and

                      (b) the excess of:

                          (I) the Principal Balance of the Private Bonds over

                          (II) the Target Principal Balance for Private Bonds.

         "Principal Payment Amount for Public Bonds": The sum of the Group I Principal Payment Amount, the Group II Principal Payment Amount and the Group III Principal Payment Amount.

         "Public Bonds": The Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class B-1, Class B-2 and Class B-3 Bonds.

         "Purchase Price": With respect to a Trust Certificate or a Mortgage Certificate purchased from the Trust Estate in accordance with Section 7(b) of the Sales Agreement, an amount equal to the principal balance thereof plus accrued and unpaid interest thereon.

         "QIB": A "qualified institutional buyer" as defined by Rule 144A(a)(1) under the Securities Act of 1933.

         "Rating Agency": Each of Moody's Investors Service, Inc., and Fitch IBCA, Inc.

         "Redemption Price": An amount equal to 100% of the aggregate principal balance of the Class of Bonds redeemed plus accrued and unpaid interest (including any Interest Carryover Amount) through the applicable Accrual Period.

         "Sales Agreement": The Sales Agreement dated as of May 22, 1998, between the Issuer and IHC relating to the Mortgage Certificates and the Trust Certificates.

         "Senior Private Bonds": The Class B-A-1 and Class B-A-2 Bonds; provided, however, that, for purposes of Section 12(b) hereof, after all such Senior Private Bonds have been paid in full, the Senior Private Bonds shall be as provided in the definition of Subordinated Private Bonds.

         "Senior Public Bonds": The Class 1-A1 and Class 1-A2 (the "Group I Senior Public Bonds"), the Class 2-A1, Class 2-A2 and Class 2-A3 (the "Group II Senior Public Bonds") and the Class 3-A1 Bonds (the "Group III Senior Public Bonds"); provided, however, that, for purposes of Section 12(a) hereof, after all such Senior Public Bonds have been paid in full, the Senior Public Bonds shall be as provided in the definition of Subordinated Public Bonds

         "Senior Public Overcollateralization Percentage": On the Delivery Date or any Payment Date, (i) the excess of (a) the sum of (I) the Aggregate Principal Balance of the Public Bonds Collateral and (II) the balance in the Collateralization Fund over (b) the aggregate principal balance of the Senior Public Bonds divided by (ii) the aggregate principal balance of the Senior Public Bonds.

         "Senior Public Overcollateralization Test": The Senior
Overcollateralization Test is met on any Payment Date if the Senior Public Overcollateralization Percentage on such Payment Date is at least twice the Senior Overcollateralization Percentage on the Delivery Date.

         "Series Year Reporting Date": May 1 of each year, commencing May 1,
1999.

         "Subordinated Private Bonds": The Class B-B, Class B-C and Class B-D Bonds; provided, however, that, for purposes of Section 12 hereof, 91 days after the Senior Private Bonds are paid in full, the Class B-B Bonds shall be Senior Private Bonds; 91 days after the Class B-B Bonds are paid in full, the Class B-C Bonds shall be Senior Private Bonds; and 91 days after the Class B-C Bonds are paid in full, the Class B-D Bonds shall be Senior Private Bonds.

         "Subordinated Public Bonds": The Class B-1, Class B-2 and Class B-3 Bonds; provided, however, for purposes of Section 12 hereof, that 91 days after the Senior Public Bonds are paid in full, the Class B-1 Bonds shall be Senior Public Bonds; 91 days after the Class B-1 Bonds are paid in full, the Class B-2 Bonds shall be Senior Public Bonds; and 91 days after the Class B-2 Bonds are paid in full, the Class B-3 Bonds shall be Senior Public Bonds.

         "Target Principal Balance for Private Bonds": On each Payment Date, the sum of:

         (i) the excess of:

                      (a) the Adjusted Principal Balance of the Class C
                          Certificate (after giving effect to any payments received during the preceding Collection Period) over

                      (b) the Target Class C Certificate Overcollateralization
                          Amount:

         (ii)  the sum of:

                      (a) the product of:

                          (I) 83%,

                          (II) the Aggregate Class D Certificate Collateral
                               Value (after giving effect to any payments received during the preceding Collection Period); and

                          (III) the following number:

                                 (x) for the period through May 28, 2000: 1; and

                                 (y) after May 28, 2000, a fraction the
                                     numerator of which is 48 minus the number of months subsequent to May 28, 1998, and the denominator of which is 48; and

                      (b) the principal balance in the Group D Pre-Funding
                          Account under the Trust Agreement; and

         (iii) the excess of:

                      (a) the Principal Balance of the Class E Certificate over

                      (b) the Target Class E Certificate Overcollateralization
                          Amount.

         For the purpose of the foregoing:

         "Adjusted Principal Balance of the Class C Certificate": On each Payment Date, the excess of (i) the aggregate principal balance of the Consumer Finance Loans (as defined in the Trust Agreement) over (ii) the aggregate principal balance of the Consumer Finance Loans that are delinquent four or more payments.

         "Aggregate Class D Certificate Collateral Value": On each Payment Date, the sum of the Collateral Values of the Tax Liens represented by the Class D Certificate. The Collateral Value of a group of Tax Liens secured by a property shall be calculated on an aggregated basis. The Collateral Value of a Tax Lien or a group of the Tax Liens secured by a property is the least of (i) the sum of the Redemptive Values of such Tax Liens (as defined in the Trust Agreement),
(ii) the product of (a) 60% and (b) the Value (as defined in the Trust Agreement) of the property securing such Tax Lien or group of Tax Liens and
(iii) $50,000.

         "Principal Balance of the Class E Certificate": The Unpaid Principal Balance of the delinquent or defaulted loans represented by the Class E Certificate (or, in the case of loans foreclosed, the Unpaid Principal Balance of such loans immediately prior to foreclosure).

         "Target Class C Certificate Overcollateralization Amount": On each Payment Date, the lesser of (i) $2,817,354 and (ii) the greater of (a) the product of (I) 17.25% and (II) the Adjusted Principal Balance of the Class C Certificate and (b) $100,000.

         "Target Class E Certificate Overcollateralization Amount": On each Payment Date, the lesser of (i) $708,084 and (ii) the greater of (a) the product of (I) 2.75% and (II) the Principal Balance of the Class E Certificate and (b) $100,000.

         "Target Public Overcollateralization Amount": On any Payment Date, an amount equal to the greater of (i) the product of (a) twice the percentage represented by the initial Overcollateralization Amount for Public Bonds and (b) the sum of (I) the Aggregate Principal Balance of the Public Bonds Collateral and (II) the balance in the Collateralization Fund and (ii) $100,000.

         "Reuters Screen NYAA" means the display designated as page "Reuters Screen NYAA" on the Reuters Money Market Rates Service (or such other page selected by the Bond Administrator as may replace the Reuters Screen NYAA on that service for the purpose of displaying Federal Funds rates).

         "Telerate Page 120" means the display designated as "Telerate Page 120" on the Dow Jones Telerate Service (or such other page selected by the Bond Administrator as may replace Telerate Page 120 on that service for the purpose of displaying daily Federal Funds rates).

         "Trust Agreement": Trust Agreement dated as of May 1, 1998, among the IHC, as depositor, Dynex Capital, Inc., as Master Servicer, and Chase Bank of Texas, National Association, as trustee.

         "Trust Certificates": The Trust Certificates issued pursuant to the Trust Agreement. For the purposes of the Original Indenture, the Trust Certificates shall be "Mortgage Certificates" as defined in the Original Indenture.

         "Trustee Fee Rate": 0.002% per annum of the aggregate principal balances of the Class A Certificate, the Mortgage Certificates, the Class B Certificate, the Class C Certificate, the Class D Certificate and the Class E Certificate.

Section 2  Designation; Principal Amount; Maturity

         The aggregate principal amount of Public Bonds that may be authenticated and delivered under this Series Supplement is limited to $1,538,833,000, and the aggregate principal amount of Private Bonds that may be authenticated and delivered under this Series Supplement is limited to $102,392,000 except, in each case, for Bonds authenticated and delivered upon registration of, transfer of or in exchange for, or in lieu of, other Bonds pursuant to Sections 3.04, 3.05 or 3.06 of the Original Indenture. The aggregate principal amount of Bonds shall be divided among fourteen Classes, having designations, initial principal amounts, designations as Senior Public Bonds, Subordinated Public Bonds, Senior Private Bonds or Subordinated Private Bonds, Bond Interest Rates and Stated Maturities as follows:

                       Initial Principal          Private/               Bond Interest         Stated
     Designation             Amount             Subordinated                 Rate             Maturity
 Public Bonds
 Class 1-A1               $262,000,000      Senior Public                     (1)        July 28, 2022
 Class 1-A2                238,000,000      Senior Public                     (2)        December 28, 2028
 Class 2-A1                300,000,000      Senior Public                     (3)        March 28, 2018
 Class 2-A2                200,000,000      Senior Public                     (4)        November 28, 2022
 Class 2-A3                166,560,000      Senior Public                     (5)        September 28, 2025
 Class 3-A1                258,173,000      Senior Public                     (6)        April 28, 2027
 Class B-1                  61,000,000      Subordinated Public               (7)        September 28, 2032
 Class B-2                  35,000,000      Subordinated Public               (8)        September 28, 2032
 Class B-3                  20,000,000      Subordinated Public               (9)        September 28, 2032
 Private Bonds
 Class B-A-1                55,007,000      Senior Private                   (10)        January 28, 2027
 Class B-A-2                23,574,000      Senior Private                   (11)        January 28, 2027
 Class B-B                  10,715,000      Subordinated Private             (12)        January 28, 2027
 Class B-C                   6,548,000      Subordinated Private             (13)        January 28, 2027
 Class B-D                   6,548,000      Subordinated Private             (14)        January 28, 2027

-----------------------
(1)   The Class 1-A1 Interest Rate.
(2)   The Class 1-A2 Interest Rate.
(3)   The Class 2-A1 Interest Rate.
(4)   The Class 2-A2 Interest Rate.
(5)   The Class 2-A3 Interest Rate.
(6)   The Class 3-A1 Interest Rate.
(7)   The Class B-1 Interest Rate.
(8)   The Class B-2 Interest Rate.
(9)   The Class B-3 Interest Rate.
(10)  The Class B-A-1 Interest Rate.
(11)  The Class B-A-2 Interest Rate.
(12)  The Class B-B Interest Rate.
(13)  The Class B-C Interest Rate.
(14)  The Class B-D Interest Rate.

Section 3  Date of the Bonds

         The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on the Delivery Date shall be dated the Delivery Date. All other Bonds that are authenticated after the Delivery Date for any other purpose under the Indenture shall be dated the date of their authentication.

Section 4  Book-Entry and Certificated Bonds

         (a) The Bonds shall be issuable initially as Book-Entry Bonds as one or more certificates in the name of the Clearing Agency or its nominee. For all purposes, the Trustee shall deal with the Clearing Agency as the owner of such Book-Entry Bonds in accordance with Section 3.08 of the Original Indenture. The rights of Beneficial Owners of the Book-Entry Bonds shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Bonds shall not be entitled to certificated securities for the Book-Entry Bonds as to which they are the Beneficial Owners, except as provided below. Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Issuer and the Trustee, a Book-Entry Bond may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Bond for the account of the respective Clearing Agency Participants and Beneficial Owners.

         None of the Issuer, the Bond Administrator, any Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Bonds held by the Clearing Agency, or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

         The Book-Entry Bonds will be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Bonds or their nominees, rather than to the Clearing Agency or its nominee, only if (i) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Bonds and the Issuer is unable to locate a qualified successor within 30 days, (ii) the Issuer, at its option, elects to terminate the book-entry system operating through the Clearing Agency or (iii) a Private Bond is transferred to an Institutional Accredited Investor.

         Upon the occurrence of either event described in Clause (i) or Clause
(ii) of the immediately preceding paragraph, the Trustee is required to notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Bonds through Clearing Agency Participants, of the availability of Certificated Bonds. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Bonds and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Bonds as Certificated Bonds to the Beneficial Owners identified in writing by the Clearing Agency. Such Certificated Bonds shall not constitute Book-Entry Bonds.

         (b) (i) The Private Bonds have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws, and neither the Issuer nor any other person is under any obligation to register or qualify the Private Bonds under the Securities Act or any state securities or "blue sky" laws or to provide registration rights to any purchaser. No sale, pledge or other transfer of any Private Bond or any beneficial interest therein may be made by any person unless such sale, pledge or other transfer is made (i) to the Issuer or the Initial Purchaser (or a designee of the Initial Purchaser), (ii) pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or (iii)
(A) to QIBs in transactions complying with the requirements of Rule 144A or (B) to Institutional Accredited Investors who sign a representation letter substantially in the form of Annex A hereto.

         (ii) No transfer of a Private Bond that is a Certificated Bond ("Certificated Private Bond") may be made to any person unless such person delivers to the Trustee a representation letter in the form attached as Annex A or Annex B hereto as applicable. Each person who becomes a Beneficial Owner of Private Bonds that are Book-Entry Bonds ("Book-Entry Private Bonds") will be deemed to make the representations set forth in Annex C hereto with respect to such acquisition. A QIB may request that Book-Entry Private Bonds of which it is the Beneficial Owner be exchanged for Certificated Private Bonds. Such request must be accompanied with a completed representation letter in the form attached hereto as Annex B.

         (c) If a Beneficial Owner of a Book-Entry Private Bond proposes to transfer its beneficial interest in such Bond and the proposed transferee is an Institutional Accredited Investor, then the proposed transferee shall deliver an executed representation letter in the form of Exhibit B hereto to the Trustee no later than 30 days prior to the date on which the transfer is to be effectuated and reflected in the Bond Register. The Issuer will cause a Private Certificated Bond to be prepared for execution and delivery, and the Trustee shall authenticate such Private Bond in accordance with the Indenture. Subject to the Clearing Agency's customary procedures, the Beneficial Owner's interest in such Bond held by its Clearing Agency Participant and by the Clearing Agency will be reduced in an amount equal to the aggregate principal amount of the Private Bond being transferred (and the Book-Entry Bond held on behalf of the Clearing Agency will be modified or substituted for accordingly) and a Private Certificated Bond in an equal aggregate principal amount registered in the name of such Institutional Accredited Investor shall be delivered to such Institution Accredited Investor. Thereafter, such Institution Accredited Investor shall be recognized as a Bondholder under the Indenture. In all cases, Private Certificated Bonds delivered in exchange for any beneficial interest in Book-Entry Private Bonds will be registered in the names, and issued in any approved denominations requested by the Beneficial Owner of a Book-Entry Private Bond.

         (d) If a Holder of a Private Certificated Bond wishes to transfer such Private Bond and the proposed transferee is a QIB that wishes to hold such Bond through the Clearing Agency, then, upon written request of such Bondholder 30 days in advance, subject to the rules and procedures of the Clearing Agency, the Trustee shall arrange for such Private Bond to be represented by a Book-Entry Private Bond registered in the name of the nominee of the Clearing Agency subject to the Clearing Agency recognizing that the Clearing Agency Participant designated by the QIB is the Beneficial Owner of such Book-Entry Bond.

Section 5  Denominations

         The Bonds will be issuable in minimum denominations of $100,000 and increments of $1,000 in excess thereof, except that one Bond of each Class may be issued in a different denomination.

Section 6  Determination of Interest Payments

         (a) Each Class of Bonds will be entitled to receive on each Payment Date an amount equal to the Current Interest and, in the case of the Public Bonds, the Interest Carryover Amount for such Class for such Payment Date.

         (b) One-Month LIBOR shall be determined as follows:

         On each Floating Rate Determination Date, the Bond Administrator will determine the arithmetic mean of the London Interbank Offered Rate ("LIBOR") quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Bond Administrator as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the Floating Rate Determination Date in question and (iii) which have been designated as such by the Bond Administrator and are able and willing to provide such quotations to the Bond Administrator on each Floating Rate Determination Date; and "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Bond Administrator may, in its sole discretion, designate an alternative Reference Bank.

         On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Accrual Period will be established by the Bond Administrator as follows:

                  (i) If on any Floating Rate Determination Date two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, One-Month LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

                  (ii) If on any Floating Rate Determination Date only one or none of the Reference Banks provides such offered quotations, One-Month LIBOR for the next Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Bond Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Bond Administrator are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Bond Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Bond Administrator are quoting on such Floating Rate Determination Date to leading European banks.

                  (iii) If on any Floating Rate Determination Date the Bond Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

         Notwithstanding the foregoing, One-Month LIBOR for the next succeeding Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for the next succeeding Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Bond Administrator shall select an alternative index (over which the Bond Administrator has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

         The establishment of One-Month LIBOR (or an alternative index) by the Bond Administrator and the Bond Administrator's subsequent calculation of the applicable Class Interest Rates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         (c) The "Fed Funds Rate" with respect to a Fed Funds Business Day means (in the following order of priority):

                  (i) the rate (expressed as a percentage per annum rounded to five decimal places) that appears opposite the caption "Federal Funds Effective Rate" on Telerate Page 120 as of 11:00 a.m., New York City time, on such Fed Funds Business Day;

                  (ii) if such rate does not appear on Telerate Page 120 as of 11:00 a.m., New York City time, on such Fed Funds Business Day, then the Fed Funds Rate with respect to such Fed Funds Business Day will be the rate (expressed as a percentage per annum rounded to five decimal places) that appears on the Reuters Screen NYAA as of 11:00 a.m., New York City time, on such Fed Funds Business Day;

                  (iii) if such rate does not appear on Reuters Screen NYAA as of 11:00 a.m., New York City time, on such Fed Funds Business Day, the Bond Administrator will request three leading brokers of Federal Funds transactions in New York City to provide the rate (expressed as a percentage per annum) for the last transaction in overnight Federal Funds arranged by such broker on such Fed Funds Business Day. If rates are provided by such three brokers, then the Fed Funds Rate with respect to such Fed Funds Business Day will be the arithmetic mean (rounded to the nearest one hundred-thousandth of one percentage point) of such rates; and

                  (iv) if fewer than three such rates are provided, then the Fed Funds rare with respect to such Fed Funds Business Day will be the Fed Funds Rate for the preceding Fed Funds Business Day (or, in the case of the first Fed Funds Business Day, the immediately preceding Fed Business Day on which a rate appeared on Telerate Page 120 as described in (a) above).

         If a rate that initially appears on Telerate Page 120 or the Reuters Screen NYAA, as the case may be, as of 11:00 a.m., New York City time, on the applicable Fed Funds Business Day is superseded on Telerate Page 120 or the Reuters Screen NYAA, as the case may be, by a corrected rate before 12:00 noon, New York City time, on such Fed Funds Business Day, such corrected rate as so superseded on the applicable page shall be the applicable rate for calculating the applicable Fed Funds Rate for such Fed Funds Business Day.

         The establishment of the Fed Funds Average Rate by the Bond Administrator and the Bond Administrator's subsequent calculation of the Class Interest Rate for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Section 7  Application of Funds

         (a) On each Payment Date, the Interest Payment Amount for the Public Bonds will be applied in the following order of priority:

         First, to pay Current Interest and any Interest Carryover Amount with respect to the Senior Public Bonds; provided, however, that, if the Interest Payment Amount for the Public Bonds is not sufficient to pay the full amount of Current Interest and any Interest Carryover Amount on the Senior Public Bonds, the Interest Payment Amount for the Public Bonds will be applied pro rata based on Current Interest and any Interest Carryover Amount otherwise payable with respect to the Senior Public Bonds;

         Second, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-1 Bonds;

         Third, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-2 Bonds;

         Fourth, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-3 Bonds;

         Fifth, to pay any unpaid Servicing Fee with respect to the Loans represented by the Class B Certificate;

         Sixth, to be included in the Group I Principal Payment Amount, Group II Principal Payment Amount and Group III Principal Payment Amount, pro rata, to the extent necessary to cause the Overcollateralization Amount for the Public Bonds to be not less than the product of 3.25% and the Principal Amount of the Public Bonds; and Seventh, any remainder to be deposited in the Surplus Account;

         (b) On each Payment Date, the Interest Payment Amount for the Private Bonds will be applied in the following order of priority:

         First, to pay Current Interest with respect to the Senior Private Bonds; provided, however, if the Interest Payment Amount for the Private Bonds is not sufficient to pay the full amount of Current Interest on the Senior Private Bonds, the Interest Payment Amount for the Private Bonds will be applied, pro rata, based on Current Interest payable with respect to the Senior Private Bonds;

         Second, to pay Current Interest with respect to the Class B-B Bonds;

         Third, to pay Current Interest with respect to the Class B-C Bonds;

         Fourth, to pay Current Interest with respect to the Class B-D Bonds;
         and

         Fifth, any remainder to be applied in accordance with Section 7(f) hereof.

         (c) On each Payment Date, the Group I Principal Payment Amount will be applied in the following order of priority:

         First, to pay principal of the Class 1-A1 and Class 1-A2 Bonds until paid in full, such principal to be paid sequentially in that order such that no such payment will be made to the Class 1-A2 Bonds until the Class 1-A1 Bonds are paid in full; provided, however, that, on any Payment Date on which the aggregate principal balance of the Senior Public Bonds is equal to or greater than the sum of (i) the Aggregate Principal Balance of the Public Bonds Collateral and (ii) the amount in the Collateralization Fund, the Group I Principal Payment Amount will be paid, pro rata, to all the Senior Public Bonds (based on principal balances) and not sequentially;

         Second, to pay principal of the Class 2-A1, Class 2-A2 and Class 2-A3 Bonds (on the same basis as the Group II Principal Payment Amount is applied to pay such Bonds) and the Class 3-A1 Bonds, pro rata, to the extent required to cause the Senior Public Overcollateralization Test to be met;

         Third, to pay principal of the Class B-1 Bonds until paid in full;

         Fourth, to pay principal of the Class B-2 Bonds until paid in full;

         Fifth, to pay principal of the Class B-3 Bonds until paid in full; and

         Sixth,     any remainder to be deposited in the Surplus Account.

         (d) On each Payment Date, the Group II Principal Payment Amount will be applied in the following order or priority:

         First, to pay principal of the Class 2-A1, Class 2-A2 and Class 2-A3 Bonds until paid in full, such principal to be paid sequentially in that order so that no such payment will be made to the Class 2-A2 Bonds until the Class 2-A1 Bonds are paid in full and no such payment will be made to the Class 2-A3 Bonds until the Class 2-A2 Bonds are paid in full; provided, however, that, on any Payment Date on which the aggregate principal balance of the Senior Public Bonds is equal to or greater than the sum of (i) the Aggregate Principal Balance of the Public Bonds Collateral and (ii) the amount in the Collateralization Fund, the Group II Principal Payment Amount will be paid, pro rata, to all the Senior Public Bonds (based on principal balances) and not sequentially;

         Second, to pay principal of the Class 1-A1 and Class 1-A2 (on the same basis as the Group I Principal Payment Amount is applied to pay such Bonds) and the Class 3-A1 Bonds, pro rata, to the extent required to cause the Senior Public Overcollateralization Test to be met;

         Third, to pay principal of the Class B-1 Bonds until paid in full;

         Fourth, to pay principal of the Class B-2 Bonds until paid in full;

         Fifth, to pay principal of the Class B-3 Bonds until paid in full; and

         Sixth, any remainder to be deposited in the Surplus Account.

         (e) On each Payment Date, the product of the Group III Principal Payment Amount will be applied in the following order or priority:

         First, to pay principal of the Class 3-A1 Bonds until paid in full; provided, however, that, on any Payment Date on which the aggregate principal balance of the Senior Public Bonds is equal to or greater than the sum of (i) the Aggregate Principal Balance of the Public Bonds Collateral and (ii) the amount in the Collateralization Fund, the Group II Principal Payment Amount will be paid, pro rata, to all the Senior Public Bonds (based on principal balances) and not sequentially;

         Second, to pay principal of the Class 1-A1 and Class 1-A2 Bonds (on the same basis as the Group I Principal Payment Amount is applied to pay such Bonds) and the Class 2-A1, Class 2-A2 and Class 2-A3 Bonds (on the same basis as the Group II Principal Payment Amount is applied to pay such Bonds), pro rata, to the extent required to cause the Senior Public Overcollateralization Test to be met;

         Third, to pay principal of the Class B-1 Bonds until paid in full;

         Fourth, to pay principal of the Class B-2 Bonds until paid in full;

         Fifth, to pay principal of the Class B-3 Bonds until paid in full; and

         Sixth, any remainder to be deposited in the Surplus Account.

         (f) On each Payment Date, the Principal Payment Amount for the Private Bonds will be applied in the following order of priority:

         First, to pay principal of the Class B-A1 Bonds until paid in full;

         Second, to pay principal of the Class B-A-2 Bonds until paid in full;

         Third, to pay principal of the Class B-B Bonds until paid in full;

         Fourth, to pay principal of the Class B-C Bonds until paid in full; and

         Fifth, to pay principal of the Class B-D Bonds until paid in full.

         (g) All payments made with respect to each Class of Bonds on each Payment Date shall be allocated, pro rata, among the Bonds of such Class in the proportion that the principal balance of each Bond of such Class bears to the aggregate principal balance of all Bonds of such Class. All payments or allocations of amounts in a Collateral Proceeds Account, the Collateralization Fund and the Surplus Account and all payments made by the Trustee under any section hereof or under the Original Indenture shall be made in accordance with written instructions of the Bond Administrator.

         (h) On the Delivery Date, the Issuer will establish a fund (the "Collateralization Fund") with the Trustee and deposit therein the Class F Certificate and any payments thereon for the benefit of the Public Bonds. On each Payment Date, the Trustee is required, based on written information provided to the Trustee by the Bond Administrator at least two Business Days prior to such Payment Date: (a) to apply interest earnings on the Class F Certificate and other amounts in the Collateralization Fund to pay interest on the Public Bonds if the portion of the Public Bonds Available Funds attributable to interest is less than the sum of the Current Interest and any Interest Carryover Amounts on all Classes of the Public Bonds; (b) to apply amounts in the Collateralization Fund to pay principal of the Public Bonds in an amount equal to any Realized Losses with respect to the Class A Certificate, the Mortgage Certificates and the Class B Certificate not theretofore covered by such principal payments (so long as the related Senior Public Bonds are Outstanding, any such principal payment with respect to the Class A Certificate shall be applied on the same basis as the Group I Principal Payment Amount, any such principal payment with respect to a Mortgage Certificate shall be applied on the same basis as the Group II Principal Payment Amount and any such principal payment with respect to a Class B Certificate shall be applied on the same basis as the Group III Principal Payment Amount); and (c) to release from the Collateralization Fund to the Surplus Account: (i) any interest earnings not required to be applied as set forth in clause (a) above and (ii) the amount, if any, by which the excess of (x) the sum of (A) the Aggregate Principal Balance of the Public Bonds Collateral and (B) the balance in the Collateralization Fund over (y) the principal balance of the Public Bonds exceeds the Target Public Overcollateralization Amount (calculated after all payments have been made on the Public Bonds for such Payment Date).

         (i) Any portion of the Public Bonds Available Amount not required to be applied on a Payment Date to pay interest on or principal of the Public Bonds will be deposited in the Surplus Account to be applied in accordance with Sections 7(b) and 7(f) hereof. Any amount in the Surplus Account not required to be applied on a Payment Date to pay interest on or principal of the Private Bonds will be released to the Issuer and will no longer be subject to the lien of the Indenture.

Section 8  Places for Payment

         Payments to the Holders of each Class of Bonds on any Payment Date will be made to the Holders of record of the respective Class on the related Record Date. Payments on the Book-Entry Bonds shall be made to the Clearing Agency by wire transfer. Payments on Certificated Bonds shall be made in accordance with
Section 3.07 of the Original Indenture; provided that, at the request of the registered Holder of a Certificated Bond with an original principal balance of $1,000,000 or more, the Trustee shall make payments by wire transfer of immediately available funds if such request is received in writing prior to the Record Date for the related Payment Date. The Trustee may charge any Holder of a Certificated Bond its standard wire transfer fee for any payments made by wire transfer.

Section 9  Redemption

         (a) The Issuer may, at its option, redeem any Class of Public
Bonds, in whole, but not in part, on any Payment Date on or after the earlier of
(i) May 28, 2005, and (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate principal balance of the Public Bonds is less than 35% of the aggregate principal balance of the Public Bonds issued on the Delivery Date; provided, however, the Collateral securing the Public Bonds shall be pledged to secure the Private Bonds upon the redemption of all the Public Bonds (except that the foregoing shall not apply if the Issuer causes an Affiliate to redeem Public Bonds so that one or more Classes of Public Bonds remain Outstanding for purposes of the Indenture).

         (b) The Issuer may, at its option, redeem any Class of Private
Bonds (other than the Class B-A-1 Bonds), in whole, but not in part, on any Payment Date on or after the earlier of (i) May 28, 2000, (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate principal balance of the Private Bonds is less than 35% of the aggregate principal balance of the Private Bonds issued on the

Delivery Date and (iii) the date on which the Public Bonds are redeemed in full. The Issuer may, at its option, redeem the Class B-A-1 Bonds, in whole, but not in part, on any Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate principal balance of the Class B-A-1 Bonds is less than 10% of the aggregate principal balance of the Class B-A-1 Bonds issued on the Delivery Date.

         (c) In addition, the Issuer may redeem a Class or Classes of Bonds in whole, but not in part, at any time upon a determination by the Issuer, based upon an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Estate, that a substantial risk exists that Bonds of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Until each Class of Bonds is retired, any optional redemption of a Class of Bonds shall be treated as a purchase of such Bonds, with the result that there will be no acceleration of principal payments on any Class of Bonds not redeemed. Any redemption of a Class of Bonds shall be made at the Redemption Price for such Class.

         (d) Any such redemption will be paid in cash at the Redemption Price. At the option of the Issuer, an optional redemption of a Class of Bonds may be effected without retiring such Class of Bonds so that the Issuer or a designee has the ability to own or resell such Class of Bonds.

Section 10  Modification of Mortgage Certificates

         (a) The Issuer may direct the Trustee to take any action the Issuer deems appropriate to cause the "REMICs" with respect to which the Mortgage Certificates constitute the "regular" and "residual" interests to effect a "qualified liquidation" (as defined in section 860F of the Internal Revenue Code of 1986) provided that the Issuer shall have furnished to the
Trustee:

                  (i) an Opinion of Counsel to the effect that the action to be taken at the direction of the Issuer constitutes a qualified liquidation; and

                  (ii) an Officer's Certificate to the effect that such action will not materially impair the security provided by the Mortgage Certificates.

         (b) Neither the Trustee nor the Issuer shall take any action to redeem the Mortgage Certificates or Trust Certificates prior to the earliest date on which the Issuer is permitted to redeem the Bonds (without giving effect to any redemption of the Mortgage Certificates or Trust Certificates); provided, however, that the Trustee, at the direction of the Issuer, shall dissolve or otherwise eliminate the trust agreements pursuant to which any of the Mortgage Certificates or Trust Certificates were issued and hold the collateral therefor directly if (i) the Trustee receives an Officer's Certificate to the effect that the Trustee will continue to be the beneficiary of all credit enhancement for such collateral to the same extent as it was as the holder of any such Mortgage Certificates or Trust Certificates or (ii) the Rating Agencies confirm that dissolving or eliminating the trust agreements will not adversely affect the ratings on the Bonds.

         (c) The Trustee as the registered holder or beneficial owner of the Mortgage Certificates or the Trust Certificates may not give any consents or instructions with respect thereto without the prior written direction of the Issuer.

Section 11  Subordinated Bonds

         (a) The Issuer may issue one or more classes of additional bonds secured by the Trust Estate that are fully subordinated ("Subordinated Bonds") to the Bonds originally issued on the Delivery Date; provided, however, that the issuance thereof will be subject to satisfaction of the following conditions:
(i) confirmation by each Rating Agency that the issuance of the Subordinated Bonds will not result in the downgrading of the credit rating of any Outstanding Bonds and (ii) either (x) delivery to the Trustee of an Opinion of Counsel to the effect that: (A) such Subordinated Bonds will be treated as indebtedness for federal income and franchise tax purposes, (B) such issuance will not adversely affect the characterization of any Outstanding Bonds for federal income or franchise tax purposes and (C) such issuance will not cause a taxable event to the Holders of any Outstanding Bonds or (y) restrictions on the transfer thereof to any Person other than the Issuer or the direct or indirect owner of all stock of the Issuer without the delivery of an opinion described in (x) above.

         (b) The issuance of Subordinated Bonds shall be evidenced by a supplement to this Indenture Supplement. The Trustee shall be authorized to issue such Subordinated Bonds upon (i) receipt of an Issuer Order accompanied by a form of supplement and the written consent of each Rating Agency; (ii) receipt of an Opinion of Counsel to the general effect set forth in Section 4.01(3) of the Original Indenture; and (iii) satisfaction of the conditions described in
Section 11(a) hereof.

Section 12  Default

         (a) An Event of Default with respect to the Public Bonds means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) on any Payment Date, Default in the payment of Current Interest on any Senior Public Bond when the same shall become due and payable, which Default shall continue for a period of five days; or

         (ii) on the applicable Stated Maturity Date, Default in the payment in full of the principal balance of any Senior Public Bond; or

         (iii) on any Payment Date, the sum of (A) the Aggregate Principal Balance of the Public Bonds Collateral and (B) the balance in the Collateralization Fund is less than the principal balance of the Senior Public Bonds; or

         (iv) Default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture (other than a Default in the performance of or breach of any covenant or warranty referred to in the preceding paragraph) or in Article Nine of the Original Indenture, and continuance of such Default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or by the Holders of at least 66 2/3% of the then principal balance of the Senior Public Bonds, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

                  (v) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (vi) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

         (b) An Event of Default with respect to the Private Bonds means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) on any Payment Date, Default in the payment of Current Interest on any Senior Private Bond when the same shall become due and payable, which Default shall continue for a period of five days; or

         (ii) on the applicable Stated Maturity Date, Default in the payment in full of the principal balance of any Private Bond; or

         (iii) on any Payment Date, the sum of the principal balances of the Class C, Class D and Class E Certificates is less than the principal balance of the Senior Private Bonds; or

         (iv) Default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture (other than a Default in the performance of or breach of any covenant or warranty referred to in the preceding paragraph) or in Article Nine of the Original Indenture, and continuance of such Default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or by the Holders of at least 66 2/3% of the then principal balance of the Senior Private Bonds, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

                  (v) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (vi) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

         (c) Upon the occurrence of a Default with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both) and the continuance of such Default for 60 days, the Trustee is required to resign as trustee for the Subordinated Public Bonds and the Private Bonds. The Issuer is required in such circumstances to appoint one or more separate trustees for the Holders of the Subordinated Public Bonds and the Private Bonds; provided, however, that if the Issuer fails to appoint such separate trustees within 15 days thereafter, the Trustee shall immediately petition a court of competent jurisdiction to appoint such separate trustees.

         (d) Each Bondholder shall be deemed to have agreed, by its acceptance of its Bond, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of the Issuer for a period of one year and one day following the payment in full of the Bonds and any other bonds of the Issuer and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

         (e) For all purposes of Article Six of the Original Indenture, an Event of Default with respect to the Public Bonds shall be enforced solely with respect to the Public Bonds Trust Estate and an Event of Default with respect to the Private Bonds shall be enforced solely with respect to the Private Bonds Trust Estate and there shall be no right on the part of the Holders of the Private Bonds to any remedies with respect to the Public Bonds Trust Estate (except insofar as amounts may, from time to time, be deposited in the Surplus Account) or on the part of the Holders of the Public Bonds to any remedies with respect to the Private Bonds Trust Estate; it being the intention that, for all purposes of the Indenture, the Public Bonds and the Private Bonds are to be treated as two separate Series of Bonds.

Section 13  Repurchase of Trust Certificate or Mortgage Certificate

         The Trustee shall release from the lien of the Indenture any Mortgage Certificate or Trust Certificate that has been repurchased in accordance with the terms of the Sales Agreement. In order to obtain such release, the Issuer must remit, or cause to be remitted, to the Trustee the amount of the Purchase Price therefor, which the Trustee shall treat as a prepayment in full thereof.

Section 14 Additional Obligations and Covenants of and Protection for the
Trustee

         (a) The Trustee shall be obligated to demand payments or distributions due in respect of the Mortgage Certificates and to make Advances with respect to the Assets if the Bond Administrator fails to make a required Advance pursuant to the Master Servicing Agreement; provided, however, that the Trustee shall not be obligated to make an Advance that it deems unrecoverable. The Trustee is entitled to rely upon any determination by the Bond Administrator that an Advance is unrecoverable.

         (b) The Trustee shall exercise all rights and remedies available to it as third-party beneficiary of the Sales Agreement, including but not limited to, enforcing the obligation of IHC to repurchase Trust Certificates or Mortgage Certificates in accordance with Section 7 thereof.

         (c) The Trustee acknowledges that the Bond Administrator, and not the Issuer, is obligated to pay its compensation and reimbursement pursuant to
Section 7.07 of the Original Indenture.

         (d) So long as any debt instrument issued by the Issuer is outstanding and for 91 days thereafter, the Trustee will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Issuer.

Section 15  Notice to the Rating Agencies

         The Issuer shall use its best efforts promptly to provide notice to the Rating Agencies of any of the following events of which it has actual knowledge:

         (a) any material change to or amendment of this Series Supplement or the Original Indenture;

         (b) the occurrence of any Default or Event of Default that has not been cured;

         (c) the resignation or termination of the Trustee;

         (d) the substitution of Collateral; and

         (e) the final payment to Bondholders.

         In addition, the Issuer shall provide to the Rating Agencies (i) each month a copy of the Monthly Remittance Report and (ii) within 90 days after the end of each calendar year a report on delinquencies and foreclosures occurring with respect to the Loans evidenced by the Class A Certificate or the Class B Certificate during such calendar year.

Section 16  Monthly Remittance Report

         The Monthly Remittance Report required pursuant to Section 12.09 of the Original Indenture shall also contain the following information with respect to each Payment Date separately with respect to the Public Bonds and the Private
Bonds:

         (a) Public Bonds Available Funds and Private Bonds Available Funds;

         (b) the Interest Payment Amount for the Public Bonds, the Interest Payment Amount for the Private Bonds, the Principal Payment Amount for Public Bonds and the Principal Payment Amount for the Private Bonds;

         (c) the Aggregate Principal Balance of the Public Bonds Collateral, the balance in the Collateralization Fund, the Senior Public Overcollateralization Percentage and the Overcollateralization Amount for the Public Bonds;

         (d) the extent to which the Principal Payment Amount for Public Bonds is derived from a transfer from the Collateralization Fund; and

         (e) the extent to which the principal balance of the Private Bonds exceeds the Target Principal Balance for Private Bonds.

Section 17 Amendments to Indenture

         Only for the purposes of this Series Supplement and only with respect to the Bonds, the following amendments to the Original Indenture are hereby made:

                  (a) Section 1.01 of the Original Indenture is amended by deleting the definition of "Corporate Trust Office" and inserting in lieu thereof the following:

                                    "Corporate Trust Office": The principal
                  corporate trust office of the Trustee currently located at 600 Travis, 10th Floor, Houston, Texas 77002, Attention: Global Trust Services MERIT 11 for purposes of Section 9.02, the office of Texas Commerce Trust Company of New York, 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York 10041, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer or the principal corporate trust office of any successor Trustee.

                  (b) Section 1.01 of the Original Indenture is amended by inserting at the end of the definition of "Realized Loss" the following:

                           With respect to any Trust Certificate or Mortgage
                  Certificate, the amount by which, under the documents relating thereto, the equivalent of Realized Losses with respect to the Assets represented thereby are allocated to the Trust Certificate or Mortgage Certificates so as to reduce the certificate principal balances thereof without distributing an equivalent amount allocated to principal in respect of the Trust Certificate or Mortgage Certificates.

                  (c) Section 1.01 of the Original Indenture is amended by deleting the definition of "Record Date" and substituting therefor the following:

                           "Record Date": With respect to any Payment Date, the
                  last Business Day of the month preceding the month in which such Payment Date is deemed to occur.

                  (d) Section 1.01 of the Original Indenture is amended by inserting before the period at the end of the definition of "Eligible Investments":

                           ; Eligible Investment may include, without
                  limitation, those investments for which the Trustee or an affiliate thereof provides services but which otherwise meets the requirements for an "Eligible Investment"; (e) Section
                  1.01 of the Original Indenture is amended by adding the following additional definition:

                                    "Loan Rate": With respect to an item of
                  Collateral, the interest rate payable by the Borrower or other obligor according to the terms of the related Loan, as reduced by the application of any Soldiers' and Sailors' Shortfall.

                  (f) Section 6.17 of the Original Indenture is amended by deleting the first paragraph thereof and substituting therefor the following:

                                    Each Holder of a Bond shall be deemed, by
                  its acceptance of such Bond, to have agreed (to the extent that such Holder may legally do so) not to file, join in the filing, or cause a filing against the Issuer of an involuntary petition under any bankruptcy or receivership law for a period of one year and one day following the payment of the Bonds and any other bonds of the Issuer.

                  (g) Section 6.08 of the Original Indenture is amended by deleting clause THIRD thereof and substituting the following:

                                    (i) the Senior Public Bonds or the Senior
                  Private Bonds, as appropriate; and

                                    (ii) the Subordinated Public Bonds or the
                  Senior Private Bonds, as appropriate, provided that, if there shall be more than one Class of Subordinated Public Bonds or Subordinated Private Bonds, as the case may be, payment of the unpaid principal of and interest on the Senior Public Bonds shall be made before any payment is made to the Subordinated

                  Public Bonds and payment of the unpaid principal of and interest on the Senior Private Bonds shall be made before any payment is made to the Subordinated Private Bonds, payment shall be made in order of subordination so that payment of the unpaid principal of and interest on a more senior Class of the Subordinated Public Bonds or Subordinated Private Bonds, as the case may be, shall be made before any payment is made to a Class of Subordinated Public Bonds or Subordinated Private Bonds, as the case may be, which is subordinated to such more senior Class; and, provided, further, with respect to the Public Bonds Trust Estate, payment of the unpaid principal of and interest on the Public Bonds shall be made before any payment is made to the Private Bonds.

                  (h) Notwithstanding the provisions of Section 13.01(d) of the Original Indenture, the Issuer's obligation to deliver to the Trustee a Yearly Accountants' Certificate may be modified, eliminated or limited to the extent permitted by the Rating Agencies.

                  (i) All references in the Original Indenture to "Master Servicer" shall be deemed to refer to and mean Dynex as Bond Administrator.

Section 18  Additional Covenants of the Issuer

         (a) The Issuer shall not suffer to exist any claim against it on a recourse basis, which in its reasonable judgment giving due regard to the likelihood of success on the merits of such claim as well as any reserves or other arrangements which have been made to assure the payment of any such claims, creates a risk of insolvency proceedings against the Issuer.

         (b) The Issuer shall maintain its status as a "qualified REIT subsidiary" under Section 856(i)(2) of the Code unless it shall have received the prior written consent of the Rating Agencies to change or terminate such status

Section 19  Ratification of Indenture

         As supplemented by this Series Supplement, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 20  Form of Bonds

         The Bonds of each Class shall be substantially in the form of the appropriate Exhibit indicated in the Table of Contents.

Section 21  Schedules

         Schedule IA and Schedule IB are attached hereto as contemplated by the Indenture.

Section 22  Counterparts

         This Series Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 23  Governing Law

         THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized and, in the case of the Issuer, its respective signature duly attested all as of May 1, 1998.


                         MERIT SECURITIES CORPORATION



                         By:
                            --------------------------------------------
                                  Lisa R. Cooke, Vice President



                         CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                  as Trustee


                         By:
                            --------------------------------------------
                                  Rafael Herrera, Vice President

                                                                         ANNEX A



                              ______________, 199_



Chase Bank of Texas, National Association, as Trustee
601 Travis, 8th Floor
Houston, Texas  77002
Attention:  Global Trust Services

MERIT Securities Corporation
10900 Nuckols Road, Third Floor
Glen Allen, Virginia  23060

Re:      MERIT Securities Corporation (the "Issuer")
         Collateralized Bonds, Series 11, Class ___ having an original principal amount of $__________

Dear Sir:

         In connection with our proposed purchase of the Bonds referred to above (the "Bonds"), we confirm that:

         1. We have received a copy of the Institutional Placement Memorandum dated May 27, 1998 (the "Memorandum"), relating to the Bonds and such other information and documents as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" and the restrictions on duplication and circulation of the Memorandum.

         2. We understand that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth in the Series 11 Supplement dated as of May 1, 1998 (the "Indenture Supplement"), and we agree to be bound by, and not to resell, pledge or otherwise transfer the Bonds except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and our failure to comply with the foregoing agreement shall render any purported transfer to be null and void.

         3. We understand that the offer and sale of the Bonds has not been registered under the Securities Act and that the Bonds may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption thereof. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Bond except (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (B) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee a signed letter containing representations and agreements relating to the restrictions on transfer of the Bonds (the form of which letter can be obtained from the Trustee), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (D) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Bonds from us a notice advising such person that resales of the Bonds are restricted as stated herein.

         4. We understand that, on any proposed resale of any Bonds, we will be required to furnish to the Issuer and to the Trustee of such certificates, legal opinions and other information as the Issuer or the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.

         5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.

         6. We are acquiring the Bonds purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         7. We are acquiring the Required Minimum principal amount of the Bonds for each account for which we are purchasing Bonds and will not offer, sell, pledge or otherwise transfer any such Bonds or any interest therein at any time except in the Required Minimum denomination. The "Required Minimum" means $100,000 principal amount or any integral multiple of $1,000 in excess thereof.

         8. We acknowledge that neither the Issuer nor the Trustee nor any person acting on the Issuer's or the Trustee's behalf has made any representations concerning the Issuer or the offer and sale of the Bonds, except as set forth in the Memorandum.

         9. We acknowledge that the Issuer, the Trustee and others will rely on the trust and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Issuer and the Trustee.

         The Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Sincerely,


                                    [Name of Transferee]



                                    By:
                                       ------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                                                                         ANNEX B




                                __________, 199__



Chase Bank of Texas, National Association, as Trustee
601 Travis, 8th Floor
Houston, Texas 77002
Attention: Global Trust Services

MERIT Securities Corporation
10900 Nuckols Road, Third Floor
Glen Allen, VA 23060

         Re:      MERIT Securities Corporation (the "Issuer")
                  Collateralized Bonds, Series 11, Class __ having an original principal amount of $

Dear Sir:

         In connection with our proposed purchase of the Bonds referred to above (the "Bonds"), we confirm that:

         1. We have received a copy of the Institutional Placement Memorandum, dated May 27, 1998 (the "Memorandum"), relating to the Bonds and such other information and documents as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" and the restrictions on duplication and circulation of the Memorandum.

         2. We understand that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth in the Series 11 Supplement dated as of May 1, 1998 (the "Indenture Supplement"), and we agree to be bound by, and not to resell, pledge or otherwise transfer the Bonds except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and our failure to comply with the foregoing agreement shall render any purported transfer to be null and void.

         3. We understand that the offer and sale of the Bonds has not been registered under the Securities Act and that the Bonds may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Bond (A) except in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (B) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing representations and agreements relating to the restrictions on transfer of the Bonds (the form of which letter can be obtained from the Trustee), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (D) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Bonds from us a notice advising such person that resales of the Bonds are restricted as stated herein.

         4. We understand that, on any proposed resale of any Bonds, we will be required to furnish to the Issuer and to the Trustee of such certificates, legal opinions and other information as the Issuer or the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.

         5. We are a "qualified institutional buyer" (as that term is defined in Rule 144A under the Securities Act). We are aware that the sale of the Bonds to us is being made in reliance on Rule 144A under the Securities Act. We are acquiring the Bonds for our own account or for the account of a qualified institutional buyer.

         6. We are acquiring the Required Minimum principal amount of Bonds for each account for which we are purchasing Bonds and will not offer, sell, pledge or otherwise transfer any such Bonds or any interest therein at any time except in the Required Minimum denomination. The "Required Minimum" means $100,000 principal amount or any integral multiple of $1,000 in excess thereof.

         7. We acknowledge that neither the Issuer nor the Trustee nor any person acting on the Issuer's or the Trustee's behalf has made any representations concerning the Issuer or the offer and sale of the Bonds, except as set forth in the Memorandum.

         8. We acknowledge that the Issuer, the Trustee and others will rely on the trust and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Issuer and the Trustee.

         The Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Sincerely,
                                    [Name of Transferee]


                                    By:
                                       ------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                                                                         ANNEX C



         Each QIB purchasing Private Bonds will be deemed to have represented and agreed as follows (terms used below that are defined in Rule 144A under the Securities Act ("Rule 144A") or in Regulation D under the Securities Act ("Regulation D") are used herein as defined therein):

         (a) It understands that the Private Bonds have not been registered under the Securities Act of 1933 and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Bonds, it will do so only
     (I) to a person that the seller reasonably believes is a qualified institutional buyer ("QIB") in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or
     (iv) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and who is not a QIB (such an investor, an "Institutional Accredited Investor") that delivers to the Trustee a representation letter in the form attached to the Indenture as Annex A and such certifications, legal opinions and other information as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         (b) It understands that the Private Bonds are being initially sold to QIBs and will be issued in the form of Book-Entry Bonds. Purchasers of Private Bonds will acquire beneficial interests in the Book-Entry Private Bonds, which interests will be held directly or indirectly through Clearing Agency Participants. Interests in Book-Entry Bonds transferred to Institutional Accredited Investors will be issued as Definitive Private Bonds. In that connection the Institutional Accredited Investor to which a Private Bond is being transferred must deliver to the Trustee a representation letter in the form attached to the Indenture as Annex A.

         (c) It understands that Bonds will bear a legend to the following effect unless the Issuer and the Trustee determine otherwise consistent with applicable law:

         "THE BONDS EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933 PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR (4) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OF 1933 AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. BONDS OWNED BY AN INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         (d) It is a QIB purchasing for its own account or for the account of another QIB and it and such other person are aware that the sale to it is being made in reliance on Rule 144A.

         (e) It understands that the Bonds offered in reliance on Rule 144A will be represented by the Book-Entry Private Bonds. Before any interest in the Book-Entry Private Bonds may be offered, sold, pledged or otherwise transferred to an Institutional Accredited Investor, it must be issued as a Certificated Private Bond and the transferee will be required to provide the Trustee with a written certification as to compliance with the transfer restrictions referred to above.

         (f) It agrees that it will deliver to each Institutional Accredited Investor to whom it transfers Bonds notice of any restrictions on transfer of such Private Bonds.

         (g) If it is acquiring any Private Bond as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

         (h) It acknowledges that the Issuer, the Trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer and the Trustee.





                                      C-2